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                                                                     EXHIBIT 5.1

                [LETTERHEAD OF WILSON SONSINI GOODRICH & ROSATI]

                                October 25, 2001

Pinnacle Systems, Inc.
280 North Bernardo Avenue
Mountain View, California 94043

     RE: Registration Statement on Form S-3

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-3 to be filed by you with the SEC on or about October 26, 2001 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 1,200,000 shares of your Common Stock, no par value (the "Shares"), all of which are authorized and have been previously issued to the selling shareholder named therein in connection with the acquisition by PS Miro Holdings Inc. & Co. KG and Pinnacle Systems GmbH of certain assets of Fast Multimedia Holdings Inc. and Fast Multimedia AG (and the issuance of the Shares by Pinnacle Systems, Inc. in connection therewith) pursuant to the Asset Purchase and Transfer Agreement dated September 13, 2001 by and among Pinnacle Systems, Inc., PS Miro Holdings Inc. & Co. KG, Pinnacle Systems GmbH, Fast Multimedia Holdings Inc., Fast Multimedia AG and certain other parties. The Shares are to be offered by the selling shareholder for sale to the public as described in the Registration Statement. As your counsel in connection with this transaction, we have examined the proceedings taken and proposed to be taken in connection with the sale of the Shares.

     It is our opinion that, upon completion of the proceedings being taken or contemplated to be taken prior to the registration of the Shares, including such proceedings to be carried out in accordance with the securities laws of the various states, where required, the Shares, when sold in the manner referred to in the Registration Statement, will be legally and validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and any amendment thereto.

                                        Very truly yours,

                                        /s/ WILSON SONSINI GOODRICH & ROSATI

                                        WILSON SONSINI GOODRICH & ROSATI
                                        Professional Corporation